                             SCHEDULE 14A
                            (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT

                       SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a)
                of the Securities Exchange Act of 1934

Filed by Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          GARDNER DENVER, INC.
 ..........................................................................
            (Name of Registrant as Specified In Its Charter)

 ..........................................................................
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.
     1)  Title of each class of securities to which transaction applies:

         .................................................................
     2)  Aggregate number of securities to which transaction applies:

         .................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):
         .................................................................
     4)  Proposed maximum aggregate value of transaction:

         .................................................................
     5)  Total fee paid:

         .................................................................
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     .....................................................................
     2)  Form Schedule or Registration Statement No.:
     .....................................................................

[GARDNER DENVER LOGO]

                                                      March 24, 2000

TO OUR STOCKHOLDERS:

    You are cordially invited to attend the 2000 Annual Meeting of Stockholders on Tuesday, May 2, 2000 at 1:30 p.m., at the Holiday
Inn Quincy, 201 South Third Street, Quincy, Illinois.

    The attached Notice and Proxy Statement describe the business of the meeting. After the transaction of the formal business, I will report on current operations and plans. A question and answer period will follow.

    We look forward to a significant vote of the Common Stock, either in person or by proxy. This year, three convenient ways to vote your proxy are offered by Gardner Denver. If you are a stockholder of record, you may use the toll-free telephone number on the proxy card to vote your shares. You may also vote your shares via the Internet by following the simple instructions on the proxy card. If you prefer, simply complete, date, sign and return your proxy card in the enclosed stamped and addressed envelope.
Regardless of your method of voting, you may revoke your proxy and vote in person if you decide to attend the Annual Meeting. Your support is appreciated, and we hope that you will be able to join us at the May 2 meeting.

                                       Cordially,

                                       /s/ Ross J. Centanni

                                       Ross J. Centanni
                                       Chairman, President and
                                          Chief Executive Officer

                        GARDNER DENVER, INC.
                      1800 GARDNER EXPRESSWAY
                       QUINCY, ILLINOIS 62301


           NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

    The 2000 Annual Meeting of Stockholders of Gardner Denver, Inc. (the "Company") will be held at the Holiday Inn Quincy, 201 South Third Street, Quincy, Illinois on Tuesday, May 2, 2000, at 1:30 p.m. to elect three directors to serve for a three-year term each and transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on March 10, 2000, are entitled to notice of and to vote at the meeting. Stockholders of record may vote their proxy by completing the enclosed proxy card, calling the toll-free number indicated on the proxy card, or accessing the Internet website specified in the instructions included on the proxy card. A stockholder may revoke a proxy at any time before it is voted at the meeting by following the procedures described in the attached Proxy Statement.

                                FOR THE BOARD OF DIRECTORS

                                Helen W. Cornell
                                Vice President, Corporate Secretary

Quincy, Illinois
March 24, 2000



                    RETURN OF PROXIES REQUESTED

      --------------------------------------------------------

            TO ASSURE YOUR REPRESENTATION AT THE MEETING,
          PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED
              PROXY CARD, FOR WHICH A RETURN ENVELOPE IS
          PROVIDED; CALL THE TOLL-FREE NUMBER INDICATED ON
          THE ENCLOSED PROXY CARD; OR ACCESS THE INTERNET WEBSITE SPECIFIED IN THE INSTRUCTIONS ON THE PROXY CARD.

      --------------------------------------------------------

                        GARDNER DENVER, INC.
                      1800 GARDNER EXPRESSWAY
                       QUINCY, ILLINOIS 62301


                          PROXY STATEMENT


                        GENERAL INFORMATION

    The accompanying proxy is solicited by the Board of Directors of Gardner Denver, Inc. (the "Company" or "Gardner Denver") and will be voted in accordance with the instruction given (either in a signed proxy card or voted through the toll-free telephone or Internet procedures described below) and not revoked. A stockholder may revoke a proxy at any time before it is voted by giving notice to the Company in writing or in open meeting. Attendance at the meeting will not in and of itself revoke a proxy. Two independent judges from EquiServe, the Company's transfer agent, will tabulate the votes cast at the Annual Meeting.

    Stockholders of record may vote their proxy using the toll-free number listed on the proxy card, via the Internet or they may complete, sign, date and mail the enclosed proxy card in the postage paid envelope provided. The telephone and Internet voting procedures are designed to authenticate stockholders' identities. The procedures allow stockholders to give their voting instructions and confirm that their instructions have been properly recorded. The Company has been advised by counsel that the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any stockholder of record interested in voting by telephone or the Internet are set forth on the enclosed proxy card.

    This Proxy Statement and the enclosed proxy card were first mailed to stockholders on or about March 24, 2000. The record date for determining the stockholders entitled to vote at the meeting was the close of business on March 10, 2000 (the "Record Date"). On that date, the outstanding voting securities of the Company were 15,294,528 shares of Common Stock, par value $0.01 ("Common Stock"). Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock is required to establish a quorum.

    The Company is not aware of any matter that will be presented to the meeting for action on the part of the stockholders other than that stated in the notice. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment. Abstentions will be considered present at the meeting for purposes of determining a quorum with respect to items brought before the meeting, but will not be counted as voting for or against the issue to which the abstention relates.

    Brokers holding shares for beneficial owners must vote these shares according to specific instructions received from the owner. If specific instructions are not received, brokers may vote these shares in their discretion on certain routine matters, such as the election of directors. In certain instances, the New York Stock Exchange rules preclude brokers from exercising their voting discretion on certain proposals. In these cases, brokers may not vote on the proposals when they do not receive specific instructions from the beneficial owner, resulting in what is known as a "broker non-vote." Any "broker non-vote" will be considered present for quorum purposes with respect to items brought before the meeting, but will not be counted as voting with regard to the issue to which it relates.

    The enclosed proxy card indicates on its face the total number of shares of Common Stock registered in your name on the Record Date, whether held in book entry or certificate form. If you are a participant in the Gardner Denver, Inc. Retirement Savings Plan (the "Savings Plan"), the enclosed proxy card includes the number of equivalent shares credited to your account. When your proxy is returned properly signed, it will serve as direction to J.P. Morgan/American Century(R) Retirement Plan Services, as Trustee (the "Trustee") for the Savings Plan, to vote the shares held for your account in accordance with your instructions. Your properly signed proxy will also serve as a direction to the Trustee to vote all of the uninstructed shares credited to other participants' accounts and shares not yet allocated to participants' accounts in the same manner as you indicate. The Trustee will vote shares of Common Stock for which no instructions are received and shares not yet allocated to participants' accounts in the same proportion (for or against) as the shares for which instructions are received from participants. If you fail to return a proxy properly signed, the equivalent shares of Common Stock credited to your account will be voted by the Trustee in the same proportion as the shares for which instructions were received from other Savings Plan participants.

    The cost of soliciting proxies will be paid by the Company. The Company will, upon request, reimburse brokerage houses, custodians, nominees and others for their out-of-pocket and reasonable clerical expenses incurred in connection with such solicitation. For the purpose of obtaining broad representation at the meeting, Georgeson Shareholder Communications Inc. has been retained by the Company to assist in the solicitation of proxies at an anticipated cost of approximately $10,000 plus reimbursement of reasonable expenses. Officers and employees of the Company, without being additionally compensated, may also make requests by letter, telephone or in person for the return of proxies.

                       ELECTION OF DIRECTORS

    The authorized number of directors of the Company is presently fixed at eight, divided into three classes, with two classes having three members and one class having two members. Directors in each class are elected for three-year terms so that the term of office of one class of directors expires at each annual meeting.

    For election as directors at the Annual Meeting of Stockholders to be held on May 2, 2000, the Board of Directors has approved the nominations of Ross J. Centanni, Alan E. Riedel and Richard L. Thompson, who are currently directors, to serve for a three-year term expiring in 2003. The affirmative vote of a majority of the outstanding shares of Common Stock present at the meeting, in person or by proxy, is required to elect each of the nominees to the director positions. If you vote your proxy through a signed proxy card or by using the telephone or Internet procedures available, but do not indicate your voting preference, the shares represented by your proxy will be voted for the election of the nominees for director named in this Proxy Statement.

    If any one of the nominees becomes unavailable for election, the accompanying proxy will be voted for the election of such person, if any, as shall be recommended by the Board of Directors, or will be voted in favor of holding a vacancy to be filled by the directors. The Company has no reason to believe that any nominee will be unavailable.

    The following information is provided regarding the nominees for election as a director and each of the other directors who will continue in office after the meeting:

                       NOMINEES FOR ELECTION

     TERMS EXPIRING AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

[PHOTO] ROSS J. CENTANNI, age 54, has been President and Chief Executive Officer and a director of Gardner Denver since its incorporation in November 1993. He has been Chairman of Gardner Denver's Board of Directors since November 1998. Prior to Gardner Denver's spin-off from Cooper Industries, Inc. ("Cooper"), he was Vice President and General Manager of Gardner Denver's predecessor, the Gardner-Denver Industrial Machinery Division (the "Division"), where he also served as Director of Marketing from August 1985 to June 1990. Mr. Centanni was Director of Corporate Planning for Cooper from August 1981 until joining the Division in 1985. He has a B.S. degree in industrial technology and an M.B.A. degree from Louisiana State University. Mr. Centanni is a director of Esterline Technologies, a publicly held manufacturer of components for avionics, propulsion and guidance systems, and Denman Services, Inc., a privately held supplier of medical products. He is also a member of the Board of Trustees of Quincy University.

[PHOTO] ALAN E. RIEDEL, age 69, has been a director of Gardner Denver since its incorporation in November 1993 and served as Chairman of the Board of Directors from November 1993 until November 1998. Mr. Riedel was previously Vice Chairman of Cooper from August 1992 until his retirement in March 1994. From 1973 until August 1992, Mr. Riedel was Senior Vice President, Administration for Cooper. He has a B.A. degree in government and an Honorary Doctor of Laws degree from Ohio University and a J.D. degree from Case Western Reserve University School of Law. He has also completed the Harvard Business School's Advanced Management Program. Mr. Riedel is a director of Factory Mutual Insurance Company and Belden Inc., a publicly held manufacturer of electronic and electrical wire and cable. He is a trustee and former chairman of the Ohio University Foundation. Mr. Riedel currently is of counsel to Squire, Sanders and Dempsey L.L.P., which provided legal services to the Company during 1999 and continues to render such services to the Company. Mr. Riedel will retire from the Board of Directors on August 1, 2000, in accordance with the Company's retirement policy for directors contained in its Corporate Governance policy.

[PHOTO] RICHARD L. THOMPSON, age 60, was elected to the Gardner Denver Board of Directors in November 1998. Mr. Thompson is a Group President and Executive Office Member of Caterpillar Inc. ("Caterpillar"), with administrative responsibility for the gas turbine and reciprocating engine business, as well as corporate research and development activities. Mr. Thompson has held advancing levels of responsibility within Caterpillar since joining the company in 1983. Mr. Thompson earned a B.S. in electrical engineering and an M.B.A. from Stanford University and has completed the Caterpillar Advanced Management Program. Mr. Thompson presently serves on the Boards of Directors of Hindustan Powerplus Ltd., Lennox International, Inc. and Proctor Community Hospital. He is also a member of the Russian Academy of Transportation.

   DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

      TERMS EXPIRING AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS

[PHOTO] FRANK J. HANSEN, age 58, has been a director of Gardner Denver since June 1997. He has been President and Chief Executive Officer of IDEX Corporation ("IDEX"), a publicly held manufacturer of proprietary fluid handling and indus-trial products, since April 1999. Mr. Hansen was previously Senior Vice President of IDEX from July 1994 until January 1998 when he was promoted to President and Chief Operating Officer. Upon his promotion in 1998, Mr. Hansen was also ap-pointed to the IDEX Board of Directors. From June 1989 to July 1994, he was President of IDEX's Viking Pump Business Unit. Mr. Hansen has a B.S. degree in Business Administration from Portland State University, and also serves as a director of the Oakton Community College Educational Foundation.

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

[PHOTO] THOMAS M. MCKENNA, age 62, has been a director of Gardner Denver since its spin-off from Cooper in April 1994.
          Mr. McKenna is the President of United Sugars Corporation, a marketing cooperative which is one of the nation's largest sugar marketers to both the industrial and retail markets, a position he has held since December 1998. He was President and Chief Executive Officer of Moorman Manufacturing Company ("Moorman"), a privately held manufacturer of agricultural supplies, from August 1993 until January 1998. Mr. McKenna joined Moorman as Executive Vice President and Chief Operating Officer in August 1991, was elected to the Board of Directors in November 1991 and was President and Chief Operating Officer from November 1992 through July 1993. On December 30, 1997, Moorman was acquired by Archer Daniels Midland Company. Mr. McKenna has a B.A. degree from
          St. Mary's College and an M.B.A. from Loyola University.

    TERMS EXPIRING AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS

[PHOTO] DONALD G. BARGER, JR., age 57, has been a director of Gardner Denver since its spin-off from Cooper in April 1994. He has held the position of Vice President and Chief Financial Officer of Hillenbrand Industries Inc. ("Hillenbrand"), a publicly traded holding company serving healthcare and funeral services, since March 1998. He served as Vice President, Chief Financial Officer of Worthington Industries, Inc. ("Worthington"), a publicly held manufacturer of metal and plastic products and processed steel products, from September 1993 until joining Hillenbrand. From 1986 until joining Worthington in 1993, Mr. Barger was Vice President-Controller of The BF Goodrich Company, a publicly held manufacturer of aerospace and specialty chemicals and plastics. Mr. Barger has a B.S. degree from the United States Naval Academy and an M.B.A. from the University of Pennsylvania, Wharton School of Business. Mr. Barger is a director of the Quanex Corporation ("Quanex"), a publicly held manufacturer of engineered steel bars, aluminum flat-rolled products, and engineered, fabricated-metal products.

[PHOTO] RAYMOND R. HIPP, age 57, has been a director of Gardner Denver since November 1998. Mr. Hipp serves as Chairman, President and CEO of Alternative Resources Corporation ("ARC"), a provider of information technology staffing and component outsourcing, a position he has held since August 1998. From August 1996 until joining ARC, Mr. Hipp was the President and CEO of ITI Marketing Services, Inc., a teleservices provider. Mr. Hipp was President of Comdisco Disaster Recovery Services, Inc., a wholly-owned subsidiary of Comdisco, Inc. ("Comdisco"), from 1980 until 1994. From 1984 to 1992, Mr. Hipp also served as the Senior Vice President of Comdisco. He was Executive Vice President and a director of Comdisco from 1992 until 1994. Mr. Hipp has a B.S. degree from Southeast Missouri State University and is a director of ARC.

[PHOTO] MICHAEL J. SEBASTIAN, age 69, has been a director of Gardner Denver since its incorporation in November 1993. He was previously Executive Vice President of Cooper from February 1982 until his retirement in August 1995. Mr. Sebastian has a B.S.M.E. degree from Santa Clara University and has completed the Harvard Business School's Advanced Management Program. Mr. Sebastian is a director of Cooper Cameron Corporation, a publicly held manufacturer of oil and gas pressure control equipment, centrifugal and gas compressors, reciprocating engines and turbochargers, and Quanex.
          Mr. Sebastian will retire from the Board of Directors on August 1, 2000, in accordance with the Company's retirement policy for directors contained in its Corporate Governance Policy.

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             COMMITTEES, COMPENSATION AND GOVERNANCE OF
                       THE BOARD OF DIRECTORS

    The Company's Board of Directors (the "Board") held five meetings during 1999. The Board has a standing Audit and Finance Committee and a standing Management Development and Compensation Committee, each composed exclusively of nonemployee directors. During 1999, each director attended all of the meetings of the Board and the committees on which the director served. The Board does not have a standing Nominating Committee. Director nominations are made by the full Board.

    The Audit and Finance Committee, currently composed of Donald G. Barger, Jr., Chairman, Frank J. Hansen, Raymond R. Hipp and Michael
J. Sebastian, held three meetings during 1999. The functions of the Audit and Finance Committee are to instruct the independent auditors that the Board is the representative of the stockholders and as such is the client of the auditors; recommend the nomination of independent auditors for appointment by the Board; review the independence of the auditors, the planned scope and results of their examination and the scope of any significant non-audit work performed; review the scope and results of the Company's internal control activities; review accounting changes having a material impact on the financial statements of the Company and filings made with the Securities and Exchange Commission as required; hold conferences and reviews with the auditors as may be deemed desirable by either the Audit and Finance Committee, the auditors or management, and report to the Board the results of such reviews and conferences; monitor compliance with the Company's Corporate Conflicts of Interest and Ethical Conduct Policy; review information concerning environmental, legal and other matters which may represent material financial exposure; and submit to the Board any recommendations the Committee may have. The Audit and Finance Committee also oversees the Company's Pension Investment Committee in their establishment of investment objectives, policies and performance criteria for the management of the Company's retirement and benefit plan assets.

    The Management Development and Compensation Committee, currently composed of Alan E. Riedel, Chairman, Thomas M. McKenna and Richard
L. Thompson, held three meetings during 1999. The functions of the Management Development and Compensation Committee are to review and consider succession planning, executive performance, organizational structure and assist the Chief Executive Officer in developing recommendations in these areas for Board consideration; review and consult with the Chief Executive Officer concerning the selection of officers of the Company and establish reasonable compensation for officers, including incentive compensation and bonuses, deferred compensation, pensions, and other benefits; designate those employees who will receive grants of stock options and other awards under the Company's Long-Term Incentive Plan (the "Incentive Plan") and the type and size of such grants; administer the Incentive Plan, including amendments and restatements as appropriate; and recommend to the Board one or more candidates for Chief Executive Officer in the event the position becomes unexpectedly vacant.

COMPENSATION OF DIRECTORS

    The Company's nonemployee directors each receive an annual retainer of $16,000. Additionally, nonemployee directors receive meeting attendance fees of $1,250 per meeting for board meetings and $1,000 per meeting for committee meetings. Directors are also reimbursed for reasonable expenses incurred in connection with attending board and committee meetings.

    The Gardner Denver, Inc. Phantom Stock Plan for Outside Directors (the "Phantom Stock Plan") has been established to more closely align the interests of the nonemployee directors and the Company's stockholders by increasing each nonemployee director's proprietary interest in the Company in the form of "phantom stock units."

    Under the Phantom Stock Plan, which is an unfunded plan, the Company credits the equivalent of $7,000 annually, in equal monthly amounts, to the phantom stock unit account of each nonemployee director. Phantom stock units are credited based upon the previous month's average closing price per share for the Company's Common Stock. Each nonemployee director may also elect to defer all or some portion of his annual director's fees under the Phantom Stock Plan and have such amount credited on a monthly basis as phantom stock units, based on the previous month's average closing price per share for the Company's Common Stock. If the

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Company were to pay dividends, dividend equivalents would be credited to each nonemployee director's account on the dividend record date. The fair market value of a director's account will be distributed as a cash payment to the director (or his beneficiary) when the director ceases to be a director of the Company for any reason. Alternatively, a director may elect to have the fair market value of his account distributed in twelve or fewer equal monthly installments, or in a single payment on a predetermined date within one year after he ceases to be a director, but without interest on the deferred payments. The fair market value of a director's account is determined by reference to the average closing price per share for the Company's Common Stock during the thirty trading days immediately preceding the date the director ceases to be a director. The following table summarizes the number of phantom stock units credited to each nonemployee director as of March 10, 2000:

                                                 PHANTOM STOCK
               NAME                                  UNITS
               ----                              -------------
       Donald G. Barger, Jr....................      1,731
       Raymond R. Hipp.........................        766
       Frank J. Hansen.........................        594
       Thomas M. McKenna.......................      5,611
       Alan E. Riedel..........................      8,089
       Michael J. Sebastian....................        902
       Richard L. Thompson.....................      1,602
                                                    ------
           Total...............................     19,295

    Under the Incentive Plan, each nonemployee director is automatically granted options to purchase 3,000 shares of the Company's Common Stock on the date immediately following the Annual Meeting of Stockholders. These options become exercisable one year from the date of grant (or upon retirement, death or cessation of service due to disability, if earlier), and expire five years from the date of grant, subject to prior termination under the terms of the Incentive Plan. The exercise price of these options is the fair market value of the Common Stock on the date of grant.

CORPORATE GOVERNANCE

    The Company's Board of Directors has adopted a policy regarding Corporate Governance. The objective of this policy is to ensure that the Board maintains its independence, objectivity and effectiveness in fulfilling its responsibilities to the Company's stockholders. The policy describes the criteria for selection and retention of outside directors; factors to ensure the Board remains independent; administrative practices of the Board; and the composition and compensation of the Board. The policy requires that the majority of the Board be nonemployee directors, with varied and complementary backgrounds. Directors may serve on the boards of directors of no more than four for-profit organizations, including the Company, and interlocking directorships are prohibited. The policy specifies that a nonemployee director will retire at age 70 years and that, at any one time, at least 50% of the number of nonemployee directors shall be actively employed.

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                  SECURITY OWNERSHIP OF MANAGEMENT
                   AND CERTAIN BENEFICIAL OWNERS

    The Company maintains Stock Ownership Guidelines for its nonemployee directors, executive officers and other key employees. Under these guidelines, each nonemployee director is expected to maintain an equity interest in the Company equal to one times his annual retainer by the end of his first year as a director and three times his annual retainer at the end of five years of service on the Board. The guidelines also require that the CEO maintain an equity interest equal to five times his annual base salary and each executive officer maintain an equity interest in the Company equal to three times his annual base salary. These equity interests are to be achieved by the fifth anniversary of each individual's appointment as an executive officer. Common Stock held directly by the officer and indirectly for the benefit of the officer in the Savings Plan and the related Supplemental Excess Defined Contribution Plan ("Excess Defined Contribution Plan") are considered in determining compliance with these guidelines.

    The following table sets forth, as of March 10, 2000, information with respect to the beneficial ownership of the Company's Common Stock by (a) each director, (b) each of the Company's four most highly compensated executive officers in 1999 who is not a director and, (c) all directors and executive officers as a group. A separate table is also included which sets forth each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of December 31, 1999 (except as otherwise indicated).

                                                                             AMOUNT AND NATURE OF
                                                                             BENEFICIAL OWNERSHIP
                                                              -----------------------------------------------
                                                                 DIRECT                          EMPLOYEE        PERCENT
                 NAME OF BENEFICIAL OWNERS                    OWNERSHIP<F1>                   401(K) PLAN<F2>    OF CLASS
                 -------------------------                    -------------                   ---------------    --------
DIRECTORS
Donald G. Barger, Jr........................................      23,400<F3>,<F4>                                  <F*>
Ross J. Centanni............................................     371,232<F3>,<F5>                 16,251           2.5%
Frank J. Hansen.............................................       8,900<F3>                                       <F*>
Raymond R. Hipp.............................................       6,000<F3>                                       <F*>
Thomas M. McKenna...........................................      17,780<F3>                                       <F*>
Alan E. Riedel..............................................      71,298<F3>,<F6>                                  <F*>
Michael J. Sebastian........................................      41,619<F3>                                       <F*>
Richard L. Thompson.........................................       4,200<F3>                                       <F*>

NAMED EXECUTIVE OFFICERS (NOT DIRECTORS)
Philip R. Roth..............................................      75,669<F3>                       3,145           <F*>
David Brown.................................................      26,002<F3>                       1,704           <F*>
J. Dennis Shull.............................................     109,194<F3>,<F7>                  6,561           <F*>
Helen W. Cornell............................................      85,024<F3>                       4,301           <F*>
All directors and executive officers as a group.............     935,976<F3>,<F4>,<F5>,<F6>,<F7>  36,926           6.2%

-------

<F*> Less than 1%

<F1> Each beneficial owner has sole voting and investment power with respect to all shares, except as indicated below.

<F2> Each beneficial owner has sole voting power, but limited investment power with respect to all shares held in the Savings Plan, which is a 401(k) plan, and the related Excess Defined Contribution Plan.

<F3> Includes shares that could be acquired by the exercise of stock options granted under the Incentive Plan that are currently exercisable or exercisable within 60 days after March 10, 2000, as follows: 15,000 shares for Mr. Barger; 191,669 shares for Mr. Centanni; 6,000 shares for
     Mr. Hansen; 3,000 shares for Mr. Hipp; 13,017 shares for Mr. McKenna; 6,000 shares for Mr. Riedel; 9,000 shares for Mr. Sebastian; 3,000 shares for Mr. Thompson; 43,237 shares for Mr. Roth; 26,002 shares for Mr. Brown; 44,918 shares for Mr. Shull; 36,835 shares for Ms. Cornell; and 434,179 shares for the group.

<F4> Includes 150 shares owned by Mr. Barger's son, as to which Mr. Barger shares voting and investment power.


                                 7


<F5> Includes 4,059 shares owned by Mr. Centanni's wife and children, as to which Mr. Centanni shares voting and investment power.

<F6> Includes 300 shares owned by Mr. Riedel's wife and 3,000 shares held in a non-profit charitable corporation, as to which Mr. Riedel shares voting and investment power, and 7,000 shares held in an IRA/Keough account.

<F7> Includes 684 shares owned by Mr. Shull's children, as to which Mr. Shull shares voting and investment power.

             NAME AND ADDRESS               AMOUNT AND NATURE OF      PERCENT
           OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP      OF CLASS
           -------------------              --------------------      --------
         First Manhattan Company............    2,047,065<F1>          13.4%
         437 Madison Avenue
         New York, New York

         FMR Corporation....................    1,335,555<F2>           8.7%
         82 Devonshire Street
         Boston, Massachusetts

         Neuberger Berman, Inc..............    1,150,831<F3>           7.5%
         605 Third Avenue
         New York, New York

         Ira Sochet.........................      967,194<F4>           6.3%
         9350 South Dixie Highway
         Miami, Florida

-------

<F1> Based on Schedule 13G filing, dated as of February 9, 2000, made by First
     Manhattan Company ("First Manhattan"). First Manhattan reported that it has sole voting and sole investment powers with respect to 187,800 shares, shared voting power as to 1,821,165 shares and shared investment power as to 1,859,265 shares. Of the shares beneficially owned, 610,200 shares are owned by family members of General Partners of First Manhattan. With respect to these 610,200 shares, First Manhattan disclaims beneficial ownership as to 135,000 shares and disclaims investment power as to 475,200 shares.

<F2> Based on Schedule 13G filing, dated as of February 14, 2000, made by FMR
     Corporation and certain of its affiliates, one of which is an investment advisor registered under the Investment Advisors Act of 1940 (collectively, "FMR"). FMR reported that it has sole voting power with respect to 110,800 shares and shared voting power with respect to none of the shares beneficially owned. FMR has sole investment power with respect to all shares beneficially owned.

<F3> Based on Schedule 13G filing, dated as January 28, 2000, made by Neuberger
     Berman, Inc. and Neuberger Berman, LLC (collectively, "Neuberger Berman"). Neuberger Berman reported that it has sole voting power with respect to 433,711 shares beneficially owned and shared voting power with respect to 706,620 shares. Neuberger Berman reported that it shares investment power as to all shares beneficially owned.

<F4> Based on written confirmation received January 31, 2000, from Mr. Ira
     Sochet. Mr. Sochet previously filed an amended Schedule 13D, dated as of February 5, 1997, reporting that he has sole voting and investment powers with respect to all shares of Common Stock beneficially owned at that time. Mr. Sochet acknowledged in his written confirmation that he continues to have sole voting and investment powers with respect to all shares beneficially owned.

                 EXECUTIVE MANAGEMENT COMPENSATION

    The following tables present compensation earned by the Chief
Executive Officer and the next four most highly compensated executive officers of the Company for the years indicated and information regarding stock option transactions by each officer in 1999.

                                                      TABLE 1

                                            SUMMARY COMPENSATION TABLE
                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                 --------------
                                                      ANNUAL COMPENSATION          SECURITIES         ALL OTHER
                                                    -----------------------        UNDERLYING        COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR      SALARY($)      BONUS($)      OPTIONS(#)<F1>        ($)<F2>
      ---------------------------         ----      ---------      --------      --------------      ------------
Ross J. Centanni........................  1999      $453,333       $175,000          70,000            $44,295
     Chairman, President & CEO            1998       405,833        531,000          50,000             37,199
                                          1997       325,833        420,000          45,000             31,313

Philip R. Roth..........................  1999       205,000         50,000          17,000             17,505
     Vice President, Finance & CFO        1998       195,000        184,000          15,000             15,525
                                          1997       185,000        150,000          15,001             13,275

David Brown.............................  1999       193,333         50,000          17,000             13,875
     Vice President & General Manager,    1998       184,167        115,000           8,000             13,913
       Blower Division<F3>                1997        74,423        125,000          22,501              3,349

J. Dennis Shull.........................  1999       191,667         50,000          17,000             15,375
     Vice President & General Manager,    1998       171,667        150,000          15,000             14,061
       Compressor & Pump Division         1997       150,000        140,000          11,251             11,925

Helen W. Cornell........................  1999       145,833         35,000          12,000             11,738
     Vice President, Corporate Secretary  1998       132,500        115,000          11,000              9,149
       & Treasurer                        1997       108,000         70,000           7,501              7,110

-------

<F1> The Company effected a two-for-one stock split of its Common Stock on
     January 15, 1997 and a three-for-two stock split on December 29, 1997. Long term compensation awards have been restated to reflect the effect of these stock splits.

<F2> Amounts under "All Other Compensation" reflect the Company's contribution on behalf of each of the named executive officers to the Savings Plan and the related Excess Defined Contribution Plan.

<F3> Mr. Brown became an executive officer when he joined the Company in August
     1997.

                                                      TABLE 2

                                               OPTION GRANTS IN 1999

                                                                                                   POTENTIAL
                                                    INDIVIDUAL GRANTS                          REALIZABLE VALUE
                                   ----------------------------------------------------        AT ASSUMED ANNUAL
                                     NUMBER OF      % OF TOTAL                                  RATES OF STOCK
                                     SECURITIES      OPTIONS                                  PRICE APPRECIATION
                                     UNDERLYING     GRANTED TO   EXERCISE                     FOR OPTION TERM<F3>
                                      OPTIONS       EMPLOYEES      PRICE     EXPIRATION      ---------------------
      NAME                         GRANTED(#)<F1>    IN 1999    ($/SH)<F2>    DATE<F1>         5%($)       10%($)
      ----                         --------------   ----------  ----------   ----------      --------   ----------
Ross J. Centanni.................      70,000           19%       $12.625     03/01/09       $555,786   $1,408,470
Philip R. Roth...................      17,000            5         12.625     03/01/09        134,977      342,057
David Brown......................      17,000            5         12.625     03/01/09        134,977      342,057
J. Dennis Shull..................      17,000            5         12.625     03/01/09        134,977      342,057
Helen W. Cornell.................      12,000            3         12.625     03/01/09         95,278      241,452

-------

<F1> These options have a ten-year term from the date of grant and are exercisable in increments of one-third each on the first, second and third annual anniversary dates following the date of grant.

<F2> The exercise price is equal to the average of the high and low sales price of the Company's Common Stock on the date of grant.

<F3> Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and are not intended to reflect future stock price appreciation for the Company's Common Stock.

                                                        TABLE 3

                                          AGGREGATED OPTION EXERCISES IN 1999
                                        AND DECEMBER 31, 1999 OPTION VALUES<F1>
                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                      OPTIONS AT                IN-THE-MONEY OPTIONS
                                                                 DECEMBER 31, 1999(#)        AT DECEMBER 31, 1999($)<F3>
                              SHARES                            ----------------------       ---------------------------
                            ACQUIRED ON        VALUE
           NAME             EXERCISE(#)   RECEIVED($)<F2>      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
           ----             -----------   ---------------      -------------------------     ---------------------------
Ross J. Centanni..........    120,001       $1,347,984         136,668           118,333      $704,078         $273,441
Philip R. Roth............     21,732          120,351          27,570            32,000        91,519           66,407
David Brown...............        -0-              -0-          17,668            29,833           -0-           66,407
J. Dennis Shull...........        -0-              -0-          75,500            30,751       723,474           66,407
Helen W. Cornell..........        -0-              -0-          62,668            21,833       606,942           46,876

-------

<F1> The Company effected a two-for-one stock split of its Common Stock on
     January 15, 1997 and a three-for-two stock split on December 29, 1997. The number of shares acquired on exercise, the number of securities underlying unexercised options and the related exercise prices have been adjusted to reflect these stock splits.

<F2> The value received for shares acquired on exercise in 1999 is calculated using the difference between the fair market value of the Company's Common Stock, as indicated by the average high and low sales price of the Common Stock on the exercise date, and the option exercise price.

<F3> The value of the unexercised in-the-money options at December 31, 1999 is calculated using the difference between the fair market value of the Company's Common Stock, as indicated by the average high and low sales price of the Common Stock on December 31, 1999 ($16.5313), and the option exercise prices.

               REPORT OF THE MANAGEMENT DEVELOPMENT
       AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The goal of the Management Development and Compensation Committee (the "Committee") is to compensate the executive officers of Gardner Denver based on the scope of their responsibilities, the achievement of specific annual objectives and the Company's annual and longer term performance. Annually, the Committee reviews and establishes the compensation and benefits of the executives, including base salaries, annual bonus opportunities and grants of awards under the Incentive Plan. These elements are blended to provide competitive pay, reward achievement of financial and strategic objectives and align the interests of the Company's executives with those of the Company's stockholders.

    The Company maintains a compensation plan for executives that consists of (i) base salary, (ii) annual incentive compensation through bonus opportunities and (iii) long-term incentives, currently in the form of stock option grants. The Company hired Frederic W. Cook & Co., Inc. ("Cook & Co.") in 1999 to review the Company's existing executive compensation practices and mix of pay, i.e., salary, bonus and long-term incentive, for competitiveness with peer companies and with a broad group of manufacturing companies. Cook & Co. confirmed to the Company that such practices were consistent with the Company's goal of attracting and retaining the best qualified executives.

BASE SALARY

    The Committee establishes a base salary for each executive officer within the 60th-65th percentile of salary market levels for similar positions in independent manufacturing companies with annual revenues generally comparable to those of the Company. The purpose of the increase in base salaries, from market median levels in 1998, was to position the Company for future growth, make the compensation program more competitive and increase the Company's retention power. In 1999, the Committee utilized three national surveys selected by its independent compensation consultant in determining the market salary level for each executive officer. This data was used in a regression analysis to project the salary, bonus and total annual cash compensation paid to executives of companies with annual revenues of approximately $400 million. Cook & Co. also provided specific comparisons of several peer companies' compensation practices for each company's CEO and four most highly compensated officers. The comparative data and results of the regression analysis were combined to calculate competitive consensus data, benchmark the compensation practices of the Company and develop compensation recommendations for each of the executives for 1999.

ANNUAL INCENTIVE COMPENSATION

    An annual cash bonus opportunity is awarded at the discretion of the Committee. This bonus is designed to relate the executive's annual compensation to overall corporate and individual performance. The bonus award is based on goals established by the Committee that combine personal and corporate performance during the bonus year, and if applicable, division performance. These goals are determined in the first quarter of the bonus year. The calculation of the annual cash bonus utilizes a target bonus concept, tempered by the Committee's judgment. A target bonus, expressed as a percentage of annual base salary, is specified for each executive officer, corresponding to median cash bonus payments made by comparable companies based upon the competitive consensus data for similar positions.

    Except for the Division General Managers, corporate performance was judged based on a combination of diluted earnings per share (weighted at 60%) and the level of cash flow (weighted at 40%) generated by the Company in 1999. Both diluted earnings per share and cash flow were adjusted to exclude extraordinary transactions, such as the financial effect of the acquisitions completed in 1999, which were not known at the time bonus targets were determined. Diluted earnings per share was included in the benchmark to reflect the effect of management's performance on stockholder return. Free cash flow was utilized in the benchmark due to the continued importance of cash flow in providing funds to pursue the Company's growth strategies. Free cash flow was defined as the sum of the Company's net cash provided by operating activities and net cash used for investing activities, excluding any cash related to the acquisitions completed in 1999. Bonus payments increase as performance levels increase, and could range from zero if cash flow was less than $16.5 million and diluted earnings per share was less than $1.61, to a maximum payment if cash flow was at least $21.9 million and diluted earnings per share was at least $1.90. The maximum bonus payment, which is 200% of the median bonus payment for comparable size companies, results in total cash compensation for the executive officers in the 75th percentile or higher of the competitive consensus data.

    The bonus payments for 1999 would have provided market median compensation if the Company had generated diluted earnings per share of $1.70 in 1999 and $19.0 million of free cash flow. As a result of the diluted earnings per share and cash flow generated, bonus payments for 1999 performance were awarded at approximately 50% of target levels.

    Bonus payments for the Division General Managers were determined based on a combination of the corporate, division and individual performance. Corporate performance was judged based on diluted earnings per share (weighted at 40%). Division performance for each General Manager was assessed based on the respective division's earnings before interest, taxes, depreciation and amortization (weighted at 40%) and annualized sales to new customers (weighted at 20%).

    The Committee has the ability to vary formula outcomes to further reflect the degree of achievement of personal performance goals and overall perceived contributions by each participant. In reviewing individual contributions, the Committee evaluated the performance of each executive against specific, predetermined goals that had been agreed upon with respect to that executive. This process did not involve the use of specific formulas or the assignment of weights to specific factors. In making its determinations for executives other than Mr. Centanni, the Committee also considered the advice and recommendation of Mr. Centanni.

LONG-TERM INCENTIVES

    Under the Incentive Plan, designated employees are eligible from time to time to receive awards in the form of stock options, stock appreciation rights, restricted stock grants or performance shares, as determined by the Committee. The purpose of these awards is to promote the long-term financial interests of the Company by encouraging employees to acquire an ownership position and to provide incentives for specific employee performance. In selecting the recipients and size of awards, the Committee views each recipient's opportunity for significant contribution to the Company's future growth and profitability.

    The Committee currently utilizes stock options to provide the named executives and other key employees with incentives that are related to the long-term performance of the Company. The specific number of stock options granted to an executive is determined by the Committee, with the advice and counsel of Mr. Centanni and Cook & Co., based upon the individual's level of responsibility and a subjective judgment by the Committee of the executive's contribution to the financial performance of the Company. In 1999, stock options were granted at the maximum of the range of median grants for the competitive consensus data. Options are granted at the average market price for the Common Stock on the date of grant and have value only if the market price of the underlying Common Stock appreciates. In 1999, the Committee granted options with ten-year terms. Furthermore, since options are exercisable in cumulative increments of one-third each year over a three-year period, the Committee believes options provide an appropriate long-term incentive for those receiving grants, as well as stability in the work force.

COMPENSATION OF CEO

    Mr. Centanni's base salary in 1999 was determined as described above. His annual bonus opportunity depended upon the corporate and his individual performance. In considering Mr. Centanni's individual performance for purposes of the annual bonus, the Committee considered the degree of achievement of diluted earnings per share and free cash flow goals established by the Committee, as well as individual goals agreed upon between the Committee and Mr. Centanni. Updating the Company's Strategic Plan; further implementing SAP, an enterprise-wide software system; integrating recent acquisitions; ensuring no disruption to the Company's business as a result of Year 2000 issues; and related achievements were carefully considered by the Committee. The Committee did not assign weights or apply any formula to these factors. In determining the 1999 stock option grant, the Committee considered the range of option grants for CEOs in the competitive consensus data as presented by Cook & Co., and set Mr. Centanni's grant at the maximum of the range of the option grants presented.

OTHER

    Section 162(m) of the Internal Revenue (the "IRS") Code of 1986, as amended (the "Code"), limits the deductibility by public corporations of compensation paid to specified executive officers. All compensation paid in 1999 to the Company's executive officers, including the compensation element of shares received under the Company's Incentive Plan, qualified for deduction under Section 162(m).

Alan E. Riedel, Chairman

Thomas M. McKenna

Richard L. Thompson

                      STOCK PERFORMANCE GRAPH

    The following table compares the cumulative total stockholder return for the Company's Common Stock on an annual basis through December 31, 1999 to the cumulative total returns for the same periods of the (a) Standard & Poor's 500 Stock Index; (b) Standard and Poor's MidCap Index for Manufacturing (Specialized Industries), a pre-established industry index believed by the Company to have a peer group relationship with the Company; and (c) Standard & Poor's SmallCap 600, an industry index which includes the Company's Common Stock as of August 26, 1998. All information presented assumes the reinvestment of dividends.

                              [GRAPH]

                       12/30/94     12/29/95     12/31/96     12/31/97     12/31/98     12/31/99
-------------------------------------------------------------------------------------------------
 Gardner Denver          100          190          343          759          443          501

 S&P 500                 100          138          169          226          290          351

 MidCap Specialized      100          130          158          198          195          220

 SmallCap 600            100          121          154          172          150          167

                EMPLOYEE AND EXECUTIVE BENEFIT PLANS

    In addition to the Incentive Plan and group health, hospitalization and life insurance plans generally available to all employees, the Company also provides the following plans for the benefit of employees and executive officers.

SAVINGS PLAN

    The Savings Plan, which is intended to qualify under Section 401(k) of the Code, is administered by the Management Development and Compensation Committee of the Board of Directors. All employees, including officers of the Company, are eligible to participate in the Savings Plan, except that employees covered by a collective bargaining agreement may participate only if such agreement specifically provides for participation in the Savings Plan. Under the Savings Plan, each participating employee may elect to reduce his or her salary by up to 16%, subject to certain limitations set forth in the Code, and have such amount contributed to the Savings Plan. The Company makes matching contributions to the Savings Plan in an amount equal to 100% of each participant's elective contributions up to 3% of such participant's compensation, and in an amount equal to 50% of each participant's elective contributions greater than 3%, up to 6% of the participant's annual compensation. Contributions by participants in excess of 6% of annual compensation are not matched by the Company. The Company maintains the Excess Defined Contribution Plan that provides to certain employees (including those named in the Summary Compensation Table) benefits of the Savings Plan that cannot be provided by a qualified defined contribution plan due to Code provisions.

    A participant's elective contributions and the Company's matching contributions are fully vested when they are made. Participants are able to direct the investment of their contributions among eight investment funds, while the Company's matching contributions must be invested in Gardner Denver Common Stock.

RETIREMENT PLANS

    The Company maintains the Gardner Denver, Inc. Pension Plan (the "Pension Plan") and the Gardner Denver, Inc. Supplemental Excess Defined Benefit Plan (the "Excess Defined Benefit Plan") for the benefit of all salaried employees and certain hourly employees as defined in the Pension Plan.

    Under the Pension Plan, the Company credits 4% of total compensation paid up to the Social Security wage base for the year, plus 8% of total compensation paid in excess of the Social Security wage base, annually to each individual's account. For purposes of the Pension Plan, total compensation is cash remuneration paid during the year by the Company to or for the benefit of a participant, including base salary for the current year and annual cash bonus earned during the prior year but paid in the current year for the executives named in the Summary Compensation Table.

    Benefits at retirement are payable, as the participant elects, in the form of a level annuity with or without survivorship or a lump-sum payment. The Company will maintain the status of the plan as a qualified defined benefit plan through sufficient contributions to a trust fund to meet the minimum requirements under the Code.

    The Company also maintains the Excess Defined Benefit Plan. The Excess Defined Benefit Plan is a nonqualified plan providing certain employees, including those named in the Summary Compensation Table, Pension Plan benefits that cannot be paid from a qualified, defined benefit plan due to provisions of the Code. Under the Excess Defined Benefit Plan, the Company credits 12% of annual compensation paid in excess of the IRS annual compensation limit for qualified retirement plans to the individual accounts of the participating employees, including those named in the Summary Compensation Table. The Excess Defined Benefit Plan is funded through contributions by the Company to a Rabbi Trust.

    For each of the individuals shown in the Summary Compensation Table, the following table shows current credited years of service, the year each attains age 65, and the projected annual pension benefit (including amounts payable under the Excess Defined Benefit
Plan) at age 65. The projected annual pension benefit assumes that benefits will be paid on a straight-life annuity basis, compensation for each executive officer continues at December 31, 1999 base salary levels plus an annual cash bonus equal to the average cash bonus received by each officer in 1999 and 1998, and an interest rate of 6.35%.

                                   YEARS OF
                                   CREDITED           YEAR
                                SERVICE AS OF      INDIVIDUAL    ESTIMATED ANNUAL
                                MARCH 10, 2000   REACHES AGE 65  BENEFIT AT AGE 65
                                --------------   --------------  -----------------
Ross J. Centanni..............        20              2010           $252,039
Philip R. Roth................         3              2016            121,253
David Brown...................         2              2013             70,448
J. Dennis Shull...............        24              2014            111,878
Helen W. Cornell..............        11              2024            137,265

STOCK REPURCHASE PROGRAM FOR EXECUTIVE OFFICERS

    The Company has granted stock options under the Incentive Plan to promote the Company's long-term interests and executive officers have exercised a portion of such stock options in accordance with the Incentive Plan and applicable stock option agreements. The cumulative increase in the market price of the Company's Common Stock since many of these stock options were granted resulted in the imposition of significant alternative minimum taxes on these employees. Therefore, the Company has established a Stock Repurchase Program for its executive officers, to provide a means for them to sell Gardner Denver Common Stock and obtain sufficient funds to meet alternative minimum tax obligations which arise from the exercise of incentive stock options. The program is intended to mitigate any potential disruption to an orderly trading market in the Company's Common Stock, which could result if the executives' trades were effected through securities brokers, in the context of the Company's relatively small average trading volume. The sales price under this program is the average of the high and low sales prices of the Company's Common Stock on the composite tape of the New York Stock Exchange on the date of the repurchase. The determination to sell shares under this program is final and must be submitted either on the day of the sale or no later than prior to the initiation of trading the following day.

MANAGEMENT CONTINUITY AGREEMENTS

    The Company has a Management Continuity Agreement (the
"Agreement") with each of the individuals named in the Summary
Compensation Table. The purpose of the Agreement is to encourage each of the executive officers to continue to carry out the officer's duties in the event of a possible change in control of the Company.

    Benefits are payable under the Agreement only if a "Change of Control" has occurred and within two years the officer's employment is terminated (a) by the Company or its successor for reasons other than "cause," or (b) voluntarily by the officer for "good reason," in each case as defined in the Agreement. A "Change of Control" will be deemed to have occurred if either (i) any person or group acquires beneficial ownership of 20% of the voting securities of the Company, (ii) there is a change in the composition of a majority of the Board of Directors within any two-year period which change is not approved by certain of the directors who were directors at the beginning of such two-year period, or (iii) a change in control (as such term is used in Schedule 14A promulgated under the Securities Exchange Act of 1934) otherwise occurs. The principal benefits to be provided to the officers under the Agreements are (i) a lump sum payment equal to a year's compensation (base salary and incentive compensation) multiplied by a factor of two, and (ii) continued participation in the Company's other employee benefit programs for two years following termination, but not beyond age 65.

          RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The Company employed Arthur Andersen LLP ("Arthur Andersen") to perform the annual audit and to render other services for 1999, and the Board of Directors has reappointed Arthur Andersen to render these same services in 2000. Representatives of Arthur Andersen will be present at the meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Public Accountants contained in the 1999 Annual Report to Stockholders, which accompanies this Proxy Statement. Representatives of Arthur Andersen will have the opportunity to make a statement, if they desire to do so.

          STOCKHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

    Stockholders' proposals intended to be presented at the 2001 Annual Meeting must be received by the Company at its principal executive offices (Attention: Corporate Secretary) on or before November 27, 2000 for inclusion in the Company's proxy materials for that meeting. Any stockholder proposal submitted other than for inclusion in the Company's proxy materials for that meeting must be received by the Company no later than March 3, 2001, or such proposal will be considered untimely. If a stockholder proposal is received after March 3, 2001, the Company may vote all of the shares for which it has received proxies for the 2001 Annual Meeting in its discretion as to the proposal.

                                 GARDNER DENVER, INC.

                                 Helen W. Cornell
                                 Vice President, Corporate Secretary

March 24, 2000

                             GARDNER DENVER, INC.
                                 COMMON STOCK
         PROXY/VOTING INSTRUCTIONS SOLICITED BY THE BOARD OF DIRECTORS
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 2, 2000

        The undersigned (the "stockholder"), having received the Notice
P and Proxy Statement for the Annual Meeting of Stockholders, appoints each Ross J. Centanni and Philip R. Roth as proxies, with full power of
R substitution, to represent the stockholder and to vote all shares of Common Stock of Gardner Denver, Inc. which the stockholder is entitled
O to vote at the Annual Meeting of Stockholders of the Company, to be held at the Holiday Inn Quincy, 201 South Third Street, Quincy, Illinois on
X Tuesday, May 2, 2000 at 1:30 p.m., local time, and any and all adjournments of the meeting, in the manner specified.
Y
    Should any other matter requiring a vote of the stockholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter which is to be presented for action at the meeting, other than as set forth on this card.

    PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO P.O. BOX 8615, EDISON, NEW JERSEY, 08818-9123.


    Comments:                                              ----------------
             -------------------------------------------     SEE REVERSE
                                                             SIDE
    ----------------------------------------------------   ----------------

    ----------------------------------------------------
    (If you have written in the above space, please mark the "comments" box on the reverse side of this card.)

                           ^  DETACH PROXY CARD  ^





    Gardner
       Denver [Logo]       STOCKHOLDER INFORMATION

    CORPORATE OFFICES                 TRANSFER AGENT AND REGISTRAR

    Gardner Denver, Inc.              EquiServe
    1800 Gardner Expressway           P.O. Box 2500
    Quincy, Illinois 62301-9464       Jersey City, New Jersey 07303-2500
    (217) 222-5400                    (800) 519-3111
    E-mail address:                   (201) 324-1225
      mktg@gardnerdenver.com          (201) 222-4955
                                        (for the hearing impaired)
                                      E-mail address:
                                        equiserve@equiserve.com

    INTERNET ACCESS

    For Internet access to information on your Gardner Denver investment, contact our transfer agent at (877) 843-9327 for a personal identification number and visit their website at http://www.equiserve.com

    NEWS RELEASES BY FAX

    News releases, including the quarterly earnings release, are available by fax, without charge, by calling (800) 758-5804, extension 303875, or by visiting our website at HTTP://WWW.GARDNERDENVER.COM.

    X    Please mark your
         vote as in this example.

----------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED,
WILL BE VOTED "FOR" PROPOSAL 1.
----------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.
----------------------------------------------------------------------------
                 For   Withheld
1.  Election of                   Three Directors are to be elected at the
    Directors    / /     / /      meeting. The nominees of the Board of
                                  Directors are:

                                  1) Ross J. Centanni, 2) Alan E. Riedel,
                                  3) Richard L. Thompson

To withhold your vote for any nominee(s), write the name(s) here:

----------------------------------------------------------------------------


                            Comments (see reverse)

                            I plan to attend the annual meeting.  / /

                            Please sign exactly as name or names appear on this proxy card. Executors, administrators, trustees, or other representatives should so indicate when signing. If a corporation, please sign in corporate name by president or other authorized officer.

                            ------------------------------------------------

                            ------------------------------------------------
                            Signature(s) of Stockholder(s)      Date

                           ^  FOLD AND DETACH HERE  ^


                               GARDNER DENVER, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                              MAY 2, 2000, 1:30 P.M.
                                HOLIDAY INN QUINCY
                              201 SOUTH THIRD STREET
                              QUINCY, ILLINOIS 62301
                          VOTE BY TELEPHONE OR INTERNET
                            QUICK - EASY - IMMEDIATE

Gardner Denver encourages you to take advantage of three convenient ways to vote your shares.

You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote must be received by 12:00 midnight Eastern time on May 1, 2000. Voting electronically eliminates the need to return your proxy card.

Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:    ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE
--------------    (1-877-779-8683) FROM THE U.S. AND CANADA.  You
                  will be asked to enter the VOTER CONTROL NUMBER
                  located in the box just below the perforation on
                  this proxy card.
                  This series of numbers is necessary to access both
                  the telephone and Internet voting system.
                      OR
VOTE BY INTERNET: POINT YOUR BROWSER TO THE WEB ADDRESS:
----------------- HTTP://WWW.EPROXYVOTE.COM/GDI.
                  You will be asked to enter the VOTER CONTROL NUMBER
                  located in the box just below the perforation on
                  this proxy card.  Then follow the instructions.
                      OR
VOTE BY MAIL:     Mark, sign and date your proxy card and return it
-------------     in the postage-paid envelope.  If you are voting by
                  telephone or the Internet, you do not need to return your proxy card.

----------------------------------------------------------------------------
  THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT. IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE
  YOU TO COMPLETE AND MAIL YOUR PROXY CARD, VOTE TELEPHONICALLY OR VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS ABOVE. THANK YOU FOR VOTING.
----------------------------------------------------------------------------

                       APPENDIX

     Page 14 of the printed proxy statement contains a Cumulative Total Return Graph. The information plotted in the graph appears in the table following the graph.